Tellurian reports first quarter 2019 results

HOUSTON, Texas - (BUSINESS WIRE) May 8, 2019 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continued to build its integrated global natural gas business during the first quarter of 2019. Notable Tellurian achievements:
Commercial

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Signed a Heads of Agreement (HOA) with a subsidiary of Total S.A. (Total) for a $500 million equity investment in the integrated Driftwood project for the right to purchase 1 million tonnes per annum (mtpa) of liquefied natural gas (LNG) and for a 15-year sales and purchase agreement (SPA) with a right to acquire an additional 1.5 mtpa of LNG at Japan Korea Marker (JKM) prices

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Executed a common stock purchase agreement (CSPA) with Total for approximately 19.9 million shares of Tellurian common stock for approximately $200 million, subject to reaching a final investment decision (FID) on the Driftwood project and other closing conditions

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Entered into an agreement with an unrelated third-party merchant pursuant to which Tellurian has committed to purchase one cargo of LNG per quarter beginning in June 2020 through October 2022; each cargo is expected to range from 3.3 to 3.6 million mmBtu and will be purchased under delivered ex-ship (DES) terms with the price being based on the JKM price in effect at the time of purchase

•	Further advanced the sale of LNG and Driftwood Holdings’ partnership interests; completing agreements with potential partners including Total and Petronet LNG Limited INDIA
Regulatory

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Received the order granting authorization for the Driftwood project from the U.S. Federal Energy Regulatory Commission (FERC) (includes Driftwood LNG, a proposed ~27.6 mtpa liquefaction export facility, and the associated Driftwood pipeline, a 96-mile proposed pipeline connecting to the facility)

•	Received the Department of Energy, Office of Fossil Energy (DOE/FE) order granting export authorization to non-free trade (non-FTA) agreement countries

•	Received the Section 10/Section 404 permit authorizing activities within U.S. waters from the U.S. Army Corps of Engineers (USACE)
Pipeline

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Announced binding open seasons for three pipelines intended to connect constrained shale production and debottleneck other natural gas pipeline infrastructure (includes the Permian Global Access Pipeline (PGAP), the Haynesville Global Access Pipeline (HGAP), and the Delhi Connector Pipeline (DCPL))

President and CEO Meg Gentle said, “Tellurian is now permitted to construct, operate, and export LNG from the Driftwood project and has a fully articulated engineering, procurement and construction (EPC) plan in place with guaranteed schedule, performance, and cost from Bechtel. Our primary focus for the next quarter is finalizing the Driftwood partnership financing. Total has committed as the first partner of Driftwood and we expect to execute final agreements with them by mid-June.  We remain on schedule to produce LNG in 2023 and generate $8.00 of cash flow per share after ramp up.”

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

Estimated Driftwood Project timeline

Catalyst	Estimated Timeline
Driftwood final investment decision	2019
Begin construction	2019
Begin operations	2023
Financial results
Tellurian ended its first quarter of 2019 with approximately $88.3 million of cash and cash equivalents and approximately $57.3 million in debt. Tellurian has a strong balance sheet consisting of approximately $384.0 million in assets.
Tellurian reported a net loss of approximately $34.1 million, or $0.16 per share (basic and diluted), for the three months ended March 31, 2019.
About Tellurian Inc.
Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com.
Follow us on Twitter at twitter.com/TellurianLNG
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project, a potential equity investment by Total in the Driftwood project and Tellurian, a potential purchase by Total of LNG from the Driftwood terminal, the parties’ ability to enter into definitive agreements on terms contemplated by the HOA and to close the related transactions, the parties’ ability to close the transactions contemplated by the CSPA, the expected size of LNG cargo purchases from an unrelated third-party merchant, and projected annual cash flow per share. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2018, and other Tellurian filings with the Securities and Exchange Commission, all of which are incorporated by reference herein. There can be no assurance that Tellurian and Total will enter into definitive agreements on the terms contemplated by the HOA or at all or that Total’s potential equity investment in Driftwood Holdings or Tellurian, or the transactions contemplated by the HOA, will be completed. FID is subject to the completion of financing arrangements that may not be completed within the time frame expected or at all. Achieving FID will require substantial amounts of financing in addition to that contemplated by the HOA, the CSPA and related agreements, and Tellurian believes that it may enter into discussions with potential sources of such financing and Total in order to achieve commercial terms acceptable to all parties.

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

Accordingly, the definitive agreements contemplated by the HOA, if entered into, may have terms that differ significantly from those set forth in the HOA. The cost of construction of the Driftwood terminal is based on the EPC contracts with Bechtel and is subject to adjustment by change orders, including for consideration of cost escalation associated with the issuance of a “notice to proceed” with respect to the Driftwood terminal after December 31, 2017. Cost estimates may change due to various factors, such as cost overruns, change orders, delays in construction, legal and regulatory requirements, site issues, increased component and material costs, escalation of labor costs, labor disputes, changes in commodity prices, changes in foreign currency exchange rates, increased spending to maintain Tellurian’s construction schedule and other factors. Tellurian’s projected annual cash flow per share of over $8.00 is based on the 5-plant case and assumes, among other things, a U.S. Gulf Coast netback price of $8.00/mmBtu, a $4.50/mmBtu cost of LNG, $3.50/mmBtu margins, and approximately 267 million shares outstanding after the issuance of approximately 20 million shares pursuant to the CSPA and the conversion of approximately 6.1 million shares of existing Series C convertible preferred stock issued to Bechtel. The projected annual cash flow per share set forth in this press release may differ from cash flow determined in accordance with U.S. generally accepted accounting principles. The projected cash flow information is meant for illustrative purposes only and does not purport to be an estimate of actual future financial performance. The projected cash flow assumes the completion of certain acquisition, financing and other transactions, which may not be completed on the assumed terms or at all. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
Earnings podcast
On May 8, 2019, Tellurian will post to its website, tellurianinc.com, a podcast discussing its results of operations and financial condition as of and for the quarter ended March 31, 2019 and other aspects of its business and operations.  The podcast may be found under the “News and presentations” tab.
Contact

Media: Joi Lecznar SVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Amit Marwaha Director, Investor Relations Phone +1.832.485.2004 amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com